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                                                                      EXHIBIT 12

RATIO OF EARNINGS TO FIXED CHARGES
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
                                                          1997                  1998                  1999             2000
                                                   -------------------   -------------------   -------------------   --------
                                                                            (YEAR ENDED DECEMBER 31)

Fixed Charges
Interest expense.................................               3,922                 4,108                12,025

Estimated interest within rental expense.........                 339                   338                   332
Capitalized interest.............................                  --                    --                    --

Amortization of deferred financing costs.........                 524                 1,954                 1,763
                                                               ------                ------                ------
TOTAL FIXED CHARGES..............................               4,785                 6,400                14,120
                                                               ======                ======                ======

Earnings
Income before income taxes and extraordinary
  items..........................................              (2,162)                6,493                 3,502

Fixed Charges per above..........................   4,785                 6,400                 14,120                15,995
less interest capitalized........................      --       4,785        --       6,400         --     14,120         --
                                                               ------                ------                ------
Total Earnings...................................               2,623                12,893                17,622
                                                               ======                ======                ======
Deficit of earnings to fixed charges.............              (2,162)                  N/A                   N/A
Ratio of earnings to fixed charges...............                 N/A                  2.01                  1.25

                                                     2000            2001                 2001PF                2001-Q1
                                                   --------   -------------------   -------------------   -------------------
                                                                            (YEAR ENDED DECEMBER 31)

Fixed Charges
Interest expense.................................   13,599                12,880                15,401                 2,991
Estimated interest within rental expense.........      328                   328                   328                    82
Capitalized interest.............................       --                   763                    --                    --
Amortization of deferred financing costs.........    2,068                 2,654                   690                   985
                                                    ------                ------                ------                ------
TOTAL FIXED CHARGES..............................   15,995                16,625                16,419                 4,058
                                                    ======                ======                ======                ======
Earnings
Income before income taxes and extraordinary
  items..........................................   (6,798)               (5,993)               (3,798)               (8,537)
Fixed Charges per above..........................              16,625                16,419                 4,058
less interest capitalized........................   15,995       (763)    15,862         --     16,419         --      4,058
                                                    ------                ------                ------                ------
Total Earnings...................................    9,197                 9,869                12,621                (4,479)
                                                    ======                ======                ======                ======
Deficit of earnings to fixed charges.............   (6,798)               (6,756)               (3,798)               (8,537)
Ratio of earnings to fixed charges...............      N/A                   N/A                   N/A                   N/A

                                                         2002-Q1             2002-Q1 PF
                                                   -------------------   -------------------
                                                           (YEAR ENDED DECEMBER 31)
                                                                   MARCH 31)
Fixed Charges
Interest expense.................................               2,400                  3850
Estimated interest within rental expense.........                  82                    82
Capitalized interest.............................                 256                    --
Amortization of deferred financing costs.........                 563                   169
                                                               ------                ------
TOTAL FIXED CHARGES..............................               3,301                 4,101
                                                               ======                ======
Earnings
Income before income taxes and extraordinary
  items..........................................              (2,888)               (3,349)
Fixed Charges per above..........................    3,301                 4,101
less interest capitalized........................     (256)     3,045         --      4,101
                                                               ------                ------
Total Earnings...................................                 157                   752
                                                               ======                ======
Deficit of earnings to fixed charges.............              (3,144)               (3,349)
Ratio of earnings to fixed charges...............                 N/A                   N/A
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